Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-195020) of Nord Anglia Education, Inc. of our report dated 4 December 2013 relating to the financial statements, which appears in this Form 20-F.

/s/PricewaterhouseCoopers LLP
East Midlands, United Kingdom
19 November 2014